Chase Manhattan Auto Grantor Trust 1996-B                                 Page 1

                                                 Statement to Certificateholders
                                                 May 15 2001

    DISTRIBUTION IN DOLLARS
                   ORIGINAL           PRIOR                                                                                 CURRENT
                       FACE       PRINCIPAL                                              REALIZED      DEFERRED           PRINCIPAL
CLASS                 VALUE         BALANCE       PRINCIPAL     INTEREST          TOTAL     LOSES      INTEREST             BALANCE
A          1,478,422,107.71   24,171,746.57    6,482,951.80   133,146.04   6,616,097.84      0.00          0.00       17,688,794.77
B             45,725,000.00      747,589.66      200,506.32     4,211.42     204,717.74      0.00          0.00          547,083.34
TOTALS     1,524,147,107.71   24,919,336.23    6,683,458.12   137,357.46   6,820,815.58      0.00          0.00       18,235,878.11


    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                               PASS-THROUGH RATES
                   PRIOR                                                              CURRENT                              CURRENT
               PRINCIPAL                                                            PRINCIPAL      CLASS                 PASS THRU
CLASS             FACTOR       PRINCIPAL           INTEREST           TOTAL            FACTOR                                 RATE
A            16.34969231      4.38504793         0.09005956      4.47510748       11.96464439          A                 6.610000 %
B            16.34969185      4.38504800         0.09210323      4.47715123       11.96464385          B                 6.760000 %
TOTALS       16.34969230      4.38504793         0.09012087      4.47516880       11.96464437


IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Maria  Inoa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3676
Fax: (212) 946-8552
Email: maria.inoa@chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Auto Grantor Trust 1996-B                                 Page 2

                                           Statement to Certificateholders
                                           May 15 2001

                                           Due Period                                                          56
                                           Due Period Beg Date                                           04/01/01
                                           Due Period End Date                                           04/30/01
                                           Determination Date                                            05/10/01

Section 5.8(iii)  Servicing Fee
Section 5.8(iii)  Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi)  Net Losses for Collection Period

Section 5.8(vii)  Carryover Shortfall for Collection Period
                                        Class A Interest                                                     0.00
                                        Class B Interest                                                     0.00
                                        Class A Principal                                                    0.00
                                        Class B Principal                                                    0.00
                                        TOTAL                                                                0.00

Section 5.8(viii)  Reserve Account Balance after Disbursement

Section 5.8(ix)  Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables
                                        By Seller                                                            0.00
                                        By Servicer                                                     39,819.90
                                        TOTAL                                                           39,819.90

Section 5.8(xi)  Advance Summary for Collection Period
                                        Unreimbursed Advances for Previous Period                    3,872,471.29
                                        Unreimbursed Advances for Period                             3,863,336.79
                                        Change From Previous Periods                                    -9,134.50

                                        Reimbursed advance from collections                             36,153.65
                                        Reimbursed advance from liquidation proceeds                     5,106.88
                                        Reimbursed advance from reserve account withdrawals                  0.00

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION